Exhibit 99.1

EXIT

2019—Q4

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended December 31, 2019

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office and Data Center Shell Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing – Office and Data Center Shell Portfolio	18-19
Lease Expiration Analysis	20-21
2020 Core Portfolio Quarterly Lease Expiration Analysis	22
Top 20 Tenants	23
Investing Activity:	**Section IV**
Property Dispositions	24
Summary of Development Projects	25
Summary of Redevelopment Projects	26
Development and Redevelopment Placed in Service	27
Summary of Land Owned/Controlled	28
Capitalization:	**Section V**
Capitalization Overview	29
Summary of Outstanding Debt	30-31
Debt Analysis	32
Consolidated Real Estate Joint Ventures	33
Unconsolidated Real Estate Joint Ventures	34
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	35-37
Definitions	38-43
Earnings Release:	**i-ix**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of December 31, 2019, we derived 88% of our core portfolio annualized rental revenue from Defense/IT Locations and 12% from Regional Office Properties. As of December 31, 2019, our core portfolio of 168 office and data center shell properties, including 15 owned through unconsolidated joint ventures, encompassed 19.0 million square feet and was 94.6% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts that was 76.9% leased.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: Fitch: BBB- Stable; Moody’s: Baa3 Stable; and S&P: BBB- Positive

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Daniel Ismail	949-640-8780	dismail@greenst.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Tayo Okusanya	646-949-9672	omotayo.okusanya@mizuhogroup.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	917-262-2795	randerson@smbcnikko-si.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended										Year Ended
SUMMARY OF RESULTS	Refer.	12/31/19		9/30/19		6/30/19		3/31/19		12/31/18		12/31/19		12/31/18
Net income	6	$44,877		$23,246		$109,563		$22,318		$18,456		$200,004		$78,643
NOI from real estate operations	13	$82,504		$82,621		$86,136		$83,764		$80,738		$335,025		$321,036
Same Properties NOI	16	$72,243		$71,790		$71,521		$70,010		$69,689		$285,564		$277,996
Same Properties cash NOI	17	$73,708		$71,177		$71,781		$69,278		$69,377		$285,944		$275,094
Adjusted EBITDA	10	$76,024		$77,523		$80,280		$77,450		$75,200		$311,277		$300,247
Diluted AFFO avail. to common share and unit holders	9	$40,270		$42,794		$46,961		$46,648		$42,755		$176,247		$160,264
Dividend per common share	N/A	$0.275		$0.275		$0.275		$0.275		$0.275		$1.100		$1.100

Per share - diluted:
EPS	8	$0.38		$0.19		$0.95		$0.19		$0.16		$1.71		$0.69
FFO - Nareit	8	$0.49		$0.51		$0.52		$0.50		$0.49		$2.02		$1.99
FFO - as adjusted for comparability	8	$0.50		$0.51		$0.52		$0.50		$0.50		$2.03		$2.01

Numerators for diluted per share amounts:
Diluted EPS	6	$42,664		$21,139		$107,512		$20,773		$16,906		$191,201		$71,839
Diluted FFO available to common share and unit holders	7	$56,032		$57,255		$58,913		$56,740		$54,195		$228,514		$214,303
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$56,330		$57,430		$59,222		$56,788		$54,974		$229,344		$215,800

Payout ratios:
Diluted FFO	N/A	55.6%		54.2%		52.7%		54.7%		56.4%		54.4%		55.4%
Diluted FFO - as adjusted for comparability	N/A	55.3%		54.1%		52.4%		54.7%		55.6%		54.2%		55.0%
Diluted AFFO	N/A	77.3%		72.6%		66.1%		66.6%		71.5%		70.5%		74.1%

CAPITALIZATION
Total Market Capitalization	29	$5,182,065		$5,259,182		$4,794,853		$4,992,411		$4,193,726
Total Equity Market Capitalization	29	$3,339,258		$3,384,363		$2,997,549		$3,102,491		$2,355,222
Gross debt	30	$1,893,057		$1,920,179		$1,827,304		$1,919,920		$1,868,504
Net debt to adjusted book	32	36.8%		37.3%		36.1%		38.8%		38.9%		N/A		N/A
Net debt plus preferred equity to adjusted book	32	37.0%		37.5%		36.2%		39.0%		39.1%		N/A		N/A
Adjusted EBITDA fixed charge coverage ratio	32	3.7	x	3.7	x	3.7	x	3.6	x	3.6	x	3.7	x	3.6	x
Net debt to in-place adjusted EBITDA ratio	32	6.1	x	6.1	x	5.7	x	6.2	x	6.0	x	N/A		N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	32	6.1	x	6.1	x	5.7	x	6.2	x	6.0	x	N/A		N/A

Corporate Office Properties Trust
Selected Portfolio Data (1)

	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	170	169	169	165	163
Consolidated Portfolio	155	156	156	159	157
Core Portfolio	168	167	167	163	161
Same Properties	147	147	147	147	147

% Occupied
Total Portfolio	92.9%	92.7%	92.7%	92.6%	93.0%
Consolidated Portfolio	91.9%	91.7%	91.8%	92.2%	92.6%
Core Portfolio	93.1%	92.8%	92.9%	92.8%	93.1%
Same Properties	91.9%	91.7%	91.8%	92.0%	92.6%

% Leased
Total Portfolio	94.4%	94.3%	93.9%	93.5%	93.9%
Consolidated Portfolio	93.6%	93.6%	93.1%	93.1%	93.5%
Core Portfolio	94.6%	94.5%	94.1%	93.7%	94.0%
Same Properties	93.7%	93.7%	93.2%	92.9%	93.5%

Square Feet (in thousands)
Total Portfolio	19,173	18,956	18,945	18,338	18,094
Consolidated Portfolio	16,739	16,818	16,807	17,374	17,132
Core Portfolio	19,016	18,799	18,788	18,181	17,937
Same Properties	15,890	15,891	15,891	15,891	15,891

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	76.9%	82.1%	82.1%	87.6%	87.6%

(1)	Total and core portfolio and same properties include properties owned through unconsolidated real estate joint ventures (see page 34).

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Assets
Properties, net:
Operating properties, net	$2,772,647	$2,713,900	$2,719,585	$2,865,829	$2,847,265
Development and redevelopment in progress, including land (1)	274,639	259,489	185,007	146,514	139,304
Land held (1)	293,600	285,434	289,780	290,659	264,057
Total properties, net	3,340,886	3,258,823	3,194,372	3,303,002	3,250,626
Property - operating right-of-use assets (2)	27,864	27,325	27,434	27,569	—
Property - finance right-of-use assets (2)	40,458	40,467	40,476	40,488	—
Assets held for sale, net	—	61,728	54,448	—	—
Cash and cash equivalents	14,733	34,005	46,282	7,780	8,066
Investment in unconsolidated real estate joint ventures	51,949	49,408	65,336	39,359	39,845
Accounts receivable	35,444	37,623	58,189	25,261	26,277
Deferred rent receivable	87,736	88,001	86,707	91,304	89,350
Intangible assets on real estate acquisitions, net	27,392	29,454	31,162	33,172	43,470
Deferred leasing costs, net	58,392	55,839	52,227	51,736	50,191
Investing receivables	73,523	72,114	70,656	69,390	56,982
Prepaid expenses and other assets, net	96,076	100,582	76,180	86,798	91,198
Total assets	$3,854,453	$3,855,369	$3,803,469	$3,775,859	$3,656,005
Liabilities and equity
Liabilities:
Debt	$1,831,139	$1,862,301	$1,784,362	$1,876,149	$1,823,909
Accounts payable and accrued expenses	148,746	141,242	152,196	112,076	92,855
Rents received in advance and security deposits	33,620	27,975	27,477	25,635	30,079
Dividends and distributions payable	31,263	31,345	31,346	31,346	30,856
Deferred revenue associated with operating leases	7,361	7,665	8,161	8,415	9,125
Property - operating lease liabilities (2)	17,317	16,686	16,640	16,619	—
Interest rate derivatives	25,682	34,825	23,547	11,894	5,459
Other liabilities	10,649	8,706	10,826	10,162	10,414
Total liabilities	2,105,777	2,130,745	2,054,555	2,092,296	2,002,697
Redeemable noncontrolling interests	29,431	28,677	29,803	27,385	26,260
Equity:
COPT’s shareholders’ equity:
Common shares	1,121	1,121	1,119	1,119	1,102
Additional paid-in capital	2,481,558	2,480,083	2,475,293	2,475,497	2,431,355
Cumulative distributions in excess of net income	(778,275)	(790,235)	(780,667)	(856,703)	(846,808)
Accumulated other comprehensive (loss) income	(25,444)	(34,580)	(23,465)	(9,538)	(238)
Total COPT’s shareholders’ equity	1,678,960	1,656,389	1,672,280	1,610,375	1,585,411
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	19,597	19,365	21,039	20,167	19,168
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	11,888	11,393	16,992	16,836	13,669
Total noncontrolling interests in subsidiaries	40,285	39,558	46,831	45,803	41,637
Total equity	1,719,245	1,695,947	1,719,111	1,656,178	1,627,048
Total liabilities, redeemable noncontrolling interests and equity	$3,854,453	$3,855,369	$3,803,469	$3,775,859	$3,656,005

(1)	Refer to pages 25, 26 and 28 for detail.

(2)	Applicable to periods subsequent to 12/31/18 in connection with our adoption of lease accounting guidance effective 1/1/19 without adjustments to prior reporting periods.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Revenues
Lease revenue	$130,693	$129,461	$131,415	$130,903	$129,596	$522,472	$512,327
Other property revenue	1,275	1,273	1,356	1,087	1,229	4,991	4,926
Construction contract and other service revenues	25,817	28,697	42,299	16,950	7,657	113,763	60,859
Total revenues	157,785	159,431	175,070	148,940	138,482	641,226	578,112
Operating expenses
Property operating expenses	51,098	49,714	47,886	49,445	51,298	198,143	201,035
Depreciation and amortization associated with real estate operations	32,779	34,692	34,802	34,796	36,219	137,069	137,116
Construction contract and other service expenses	24,832	27,802	41,002	16,326	7,111	109,962	58,326
Impairment losses	2	327	—	—	2,367	329	2,367
General and administrative expenses	7,043	6,105	7,650	6,719	5,105	27,517	22,829
Leasing expenses	2,293	1,824	1,736	2,032	1,976	7,885	6,071
Business development expenses and land carry costs	1,292	964	870	1,113	1,425	4,239	5,840
Total operating expenses	119,339	121,428	133,946	110,431	105,501	485,144	433,584
Interest expense	(16,777)	(17,126)	(18,475)	(18,674)	(18,475)	(71,052)	(75,385)
Interest and other income	1,917	1,842	1,849	2,286	74	7,894	4,358
Gain on sales of real estate	20,761	—	84,469	—	2,367	105,230	2,340
Loss on early extinguishment of debt	—	—	—	—	(258)	—	(258)
Income before equity in income of unconsolidated entities and income taxes	44,347	22,719	108,967	22,121	16,689	198,154	75,583
Equity in income of unconsolidated entities	426	396	420	391	1,577	1,633	2,697
Income tax benefit (expense)	104	131	176	(194)	190	217	363
Net income	44,877	23,246	109,563	22,318	18,456	200,004	78,643
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership	(500)	(267)	(1,339)	(257)	(210)	(2,363)	(1,742)
Preferred units in the Operating Partnership	(77)	(157)	(165)	(165)	(165)	(564)	(660)
Other consolidated entities	(1,515)	(1,565)	(1,268)	(1,037)	(1,061)	(5,385)	(3,940)
Net income attributable to COPT common shareholders	$42,785	$21,257	$106,791	$20,859	$17,020	$191,692	$72,301
Distributions on dilutive convertible preferred units	—	—	165	—	—	—	—
Redeemable noncontrolling interests	33	—	902	—	—	132	—
Amount allocable to share-based compensation awards	(154)	(118)	(346)	(86)	(114)	(623)	(462)
Numerator for diluted EPS	$42,664	$21,139	$107,512	$20,773	$16,906	$191,201	$71,839

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Net income	$44,877	$23,246	$109,563	$22,318	$18,456	$200,004	$78,643
Real estate-related depreciation and amortization	32,779	34,692	34,802	34,796	36,219	137,069	137,116
Impairment losses on real estate	2	327	—	—	2,367	329	2,367
Gain on sales of real estate	(20,761)	—	(84,469)	—	(2,367)	(105,230)	(2,340)
Depreciation and amortization on unconsolidated real estate JVs (1)	781	790	566	566	565	2,703	2,256
FFO - per Nareit (2)(3)	57,678	59,055	60,462	57,680	55,240	234,875	218,042
Noncontrolling interests - preferred units in the Operating Partnership	(77)	(157)	(165)	(165)	(165)	(564)	(660)
FFO allocable to other noncontrolling interests (4)	(1,436)	(1,429)	(1,188)	(971)	(1,011)	(5,024)	(3,768)
Basic and diluted FFO allocable to share-based compensation awards	(243)	(248)	(229)	(185)	(200)	(905)	(851)
Basic FFO available to common share and common unit holders (3)	55,922	57,221	58,880	56,359	53,864	228,382	212,763
Distributions on dilutive preferred units in the Operating Partnership	77	—	—	—	—	—	—
Redeemable noncontrolling interests	33	34	33	381	331	132	1,540
Diluted FFO available to common share and common unit holders (3)	56,032	57,255	58,913	56,740	54,195	228,514	214,303
Loss on early extinguishment of debt	—	—	—	—	258	—	258
Demolition costs on redevelopment and nonrecurring improvements	104	—	—	44	163	148	462
Executive transition costs	—	—	—	4	371	4	793
Non-comparable professional and legal expenses	195	175	311	—	—	681	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	—	(2)	—	(13)	(3)	(16)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$56,330	$57,430	$59,222	$56,788	$54,974	$229,344	$215,800

(1)	FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 34.

(2)	See reconciliation on page 35 for components of FFO per Nareit.

(3)	Refer to the section entitled “Definitions” for a definition of this measure.

(4)	Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 33.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
EPS Denominator:
Weighted average common shares - basic	111,670	111,582	111,557	109,951	108,528	111,196	103,946
Dilutive effect of share-based compensation awards	293	361	310	267	45	308	134
Dilutive effect of forward equity sale agreements	—	—	—	—	—	—	45
Dilutive effect of redeemable noncontrolling interests	108	—	1,062	—	—	119	—
Dilutive convertible preferred units	—	—	176	—	—	—	—
Weighted average common shares - diluted	112,071	111,943	113,105	110,218	108,573	111,623	104,125
Diluted EPS	$0.38	$0.19	$0.95	$0.19	$0.16	$1.71	$0.69

Weighted Average Shares for period ended:
Common shares	111,670	111,582	111,557	109,951	108,528	111,196	103,946
Dilutive effect of share-based compensation awards	293	361	310	302	45	308	134
Dilutive effect of forward equity sale agreements	—	—	—	—	—	—	45
Common units	1,228	1,312	1,327	1,331	1,345	1,299	2,468
Redeemable noncontrolling interests	108	109	136	1,013	1,126	119	936
Dilutive convertible preferred units	176	—	—	—	—	—	—
Denominator for diluted FFO per share and as adjusted for comparability	113,475	113,364	113,330	112,597	111,044	112,922	107,529
Weighted average common units	(1,228)	(1,312)	(1,327)	(1,331)	(1,345)	(1,299)	(2,468)
Redeemable noncontrolling interests	—	(109)	926	(1,013)	(1,126)	—	(936)
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	(35)	—	—	—
Dilutive convertible preferred units	(176)	—	176	—	—	—	—
Denominator for diluted EPS	112,071	111,943	113,105	110,218	108,573	111,623	104,125
Diluted FFO per share - Nareit	$0.49	$0.51	$0.52	$0.50	$0.49	$2.02	$1.99
Diluted FFO per share - as adjusted for comparability	$0.50	$0.51	$0.52	$0.50	$0.50	$2.03	$2.01

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$56,330	$57,430	$59,222	$56,788	$54,974	$229,344	$215,800
Straight line rent adjustments and lease incentive amortization	1,386	(515)	1,051	(1,667)	(46)	255	(1,487)
Amortization of intangibles included in NOI	(174)	(59)	(50)	62	153	(221)	893
Share-based compensation, net of amounts capitalized	1,735	1,697	1,623	1,673	1,601	6,728	6,193
Amortization of deferred financing costs	541	538	529	528	550	2,136	1,954
Amortization of net debt discounts, net of amounts capitalized	382	377	374	370	365	1,503	1,439
Accum. other comprehensive loss on derivatives amortized to expense	—	12	33	34	34	79	135
Replacement capital expenditures (1)	(19,862)	(16,752)	(16,002)	(11,173)	(14,848)	(63,789)	(64,784)
Other diluted AFFO adjustments associated with real estate JVs (2)	(68)	66	181	33	(28)	212	121
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$40,270	$42,794	$46,961	$46,648	$42,755	$176,247	$160,264
Replacement capital expenditures (1)
Tenant improvements and incentives	$11,447	$10,880	$8,568	$7,152	$7,876	$38,047	$37,502
Building improvements	8,826	8,908	4,333	4,531	9,306	26,598	22,977
Leasing costs	2,998	2,722	2,761	3,182	3,800	11,663	9,847
Net (exclusions from) additions to tenant improvements and incentives	(426)	(2,156)	1,759	(1,469)	(2,131)	(2,292)	1,577
Excluded building improvements	(2,983)	(3,602)	(1,419)	(2,223)	(3,984)	(10,227)	(7,073)
Excluded leasing costs	—	—	—	—	(19)	—	(46)
Replacement capital expenditures	$19,862	$16,752	$16,002	$11,173	$14,848	$63,789	$64,784

(1) Refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 33 and COPT’s share of unconsolidated real estate joint ventures reported on page 34.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Net income	$44,877	$23,246	$109,563	$22,318	$18,456	$200,004	$78,643
Interest expense	16,777	17,126	18,475	18,674	18,475	71,052	75,385
Income tax (benefit) expense	(104)	(131)	(176)	194	(190)	(217)	(363)
Depreciation of furniture, fixtures and equipment	438	467	496	433	404	1,834	1,947
Real estate-related depreciation and amortization	32,779	34,692	34,802	34,796	36,219	137,069	137,116
Impairment losses on real estate	2	327	—	—	2,367	329	2,367
Gain on sales of real estate	(20,761)	—	(84,469)	—	(2,367)	(105,230)	(2,340)
Adjustments from unconsolidated real estate JVs (1)	1,206	1,202	830	827	832	4,065	3,314
EBITDAre	75,214	76,929	79,521	77,242	74,196	$308,906	$296,069
Loss on early extinguishment of debt	—	—	—	—	258	—	258
Net gain on other investments	(1)	—	(12)	(388)	(449)	(401)	(449)
Business development expenses	512	419	460	548	661	1,939	3,114
Non-comparable professional and legal expenses	195	175	311	—	—	681	—
Demolition costs on redevelopment and nonrecurring improvements	104	—	—	44	163	148	462
Executive transition costs	—	—	—	4	371	4	793
Adjusted EBITDA	76,024	77,523	80,280	77,450	75,200	$311,277	$300,247
Proforma NOI adjustment for property changes within period	463	—	(1,981)	252	2,052
Change in collectability of deferred rental revenue	928	—	—	—	—
In-place adjusted EBITDA	$77,415	$77,523	$78,299	$77,702	$77,252

(1) Includes COPT’s share of adjusted EBITDA adjustments in unconsolidated real estate joint ventures (see page 34).

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 12/31/19
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio: (2)
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	31	3,823	90.1%	90.6%
Howard County	35	2,849	94.1%	95.5%
Other	22	1,624	95.0%	96.7%
Total Fort Meade/BW Corridor	88	8,296	92.4%	93.5%
Northern Virginia (“NoVA”) Defense/IT	13	1,993	82.4%	87.7%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,242	92.5%	95.1%
Redstone Arsenal (Huntsville, Alabama)	10	806	99.3%	99.7%
Data Center Shells:
Consolidated Properties	7	1,309	100.0%	100.0%
Unconsolidated JV Properties (3)	15	2,435	100.0%	100.0%
Total Defense/IT Locations	161	17,034	93.7%	95.0%
Regional Office	7	1,982	88.1%	90.9%
Core Portfolio	168	19,016	93.1%	94.6%
Other Properties	2	157	73.0%	73.0%
Total Portfolio	170	19,173	92.9%	94.4%
Consolidated Portfolio	155	16,739	91.9%	93.6%

(1)	This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties.

(3)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 12/31/19
(dollars and square feet in thousands)

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Year Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	139	14,769	91.6%	93.5%	$459,831	91.3%	$70,613	$279,120
Unconsolidated real estate JV (4)	6	964	100.0%	100.0%	5,619	1.1%	1,214	4,852
Total Same Properties in Core Portfolio	145	15,733	92.1%	93.9%	465,450	92.4%	71,827	283,972
Properties Placed in Service (5)	14	1,812	95.9%	95.9%	33,230	6.6%	6,047	20,020
Properties contributed to uncons. real estate JV (4)(6)	9	1,471	100.0%	100.0%	2,099	0.4%	1,221	11,067
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	2,993	18,374
Total Core Portfolio	168	19,016	93.1%	94.6%	500,779	99.4%	82,088	333,433
Other Properties (Same Properties)	2	157	73.0%	73.0%	2,807	0.6%	416	1,592
Total Portfolio	170	19,173	92.9%	94.4%	$503,586	100.0%	$82,504	$335,025
Consolidated Portfolio	155	16,739	91.9%	93.6%	$495,868	98.5%	$80,870	$329,320

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Year Ended
Core Portfolio:
Defense/IT Locations (6)(7):
Consolidated properties	146	14,599	92.6%	94.2%	$435,064	86.9%	$70,636	$281,683
Unconsolidated real estate JVs (4)	15	2,435	100.0%	100.0%	7,718	1.5%	1,634	5,705
Total Defense/IT Locations	161	17,034	93.7%	95.0%	442,782	88.4%	72,270	287,388
Regional Office	7	1,982	88.1%	90.9%	57,997	11.6%	6,919	29,929
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	2,899	16,116
Total Core Portfolio	168	19,016	93.1%	94.6%	$500,779	100.0%	$82,088	$333,433

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $21.8 million as of 12/31/19. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)
Includes office and data center shell properties stably owned and 100% operational since at least 1/1/18. Our number of Same Properties decreased by three since 9/30/19 due to two properties sold to an unconsolidated JV on 12/5/19 and the removal from service of our DC-3 property on 10/1/19.

(4)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

(5)	Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/18.

(6)
Includes nine data center shell properties in which we sold a 90% interest and retained a 10% interest through a newly-formed unconsolidated real estate joint venture in 2019 (seven on 6/20/19 and two on 12/5/19) (see page 24).

(7)
For the nine data center shell properties in which we sold a 90% interest and retained a 10% interest through a newly-formed unconsolidated real estate joint venture in 2019, the activity associated with these properties prior to their sale to the joint venture is included in consolidated properties and the activity thereafter is included in unconsolidated real estate JVs.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$65,003	$63,436	$61,659	$62,683	$62,756	$252,781	$248,927
NoVA Defense/IT	13,448	13,551	13,912	14,831	13,879	55,742	53,518
Lackland Air Force Base	14,772	12,703	12,104	11,561	11,207	51,140	46,286
Navy Support	8,136	8,183	8,185	8,155	8,031	32,659	31,927
Redstone Arsenal	4,515	4,171	3,968	3,939	3,726	16,593	14,745
Data Center Shells-Consolidated	4,680	5,913	8,624	7,354	7,175	26,571	25,650
Total Defense/IT Locations	110,554	107,957	108,452	108,523	106,774	435,486	421,053
Regional Office	14,252	15,508	15,018	14,833	15,329	59,611	61,181
Wholesale Data Center	6,409	6,565	8,560	7,871	7,929	29,405	31,892
Other	753	704	741	763	793	2,961	3,127
Consolidated real estate revenues	$131,968	$130,734	$132,771	$131,990	$130,825	$527,463	$517,253

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$44,610	$42,693	$42,315	$40,348	$41,331	$169,966	$165,952
NoVA Defense/IT	8,620	8,586	9,218	9,539	8,699	35,963	33,188
Lackland Air Force Base	5,486	5,554	5,456	5,602	4,843	22,098	19,398
Navy Support	4,828	4,602	4,899	4,751	4,438	19,080	18,391
Redstone Arsenal	2,744	2,454	2,369	2,400	2,194	9,967	8,695
Data Center Shells:
Consolidated properties	4,348	5,395	7,865	7,001	6,117	24,609	22,425
COPT’s share of unconsolidated real estate JVs (1)	1,634	1,601	1,251	1,219	1,211	5,705	4,818
Total Defense/IT Locations	72,270	70,885	73,373	70,860	68,833	287,388	272,867
Regional Office	6,919	8,165	7,428	7,417	7,548	29,929	30,928
Wholesale Data Center	3,026	3,191	4,942	5,033	3,960	16,192	15,550
Other	289	380	393	454	397	1,516	1,691
NOI from real estate operations	$82,504	$82,621	$86,136	$83,764	$80,738	$335,025	$321,036

(1)     See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$43,939	$42,604	$42,180	$40,256	$41,027	$168,979	$163,975
NoVA Defense/IT	8,963	8,064	8,771	8,757	8,773	34,555	32,697
Lackland Air Force Base	5,906	5,839	5,731	5,383	5,157	22,859	20,260
Navy Support	4,987	4,808	5,113	4,785	4,508	19,693	18,943
Redstone Arsenal	2,377	2,220	2,302	2,330	2,219	9,229	8,807
Data Center Shells:
Consolidated properties	3,762	4,857	7,247	6,462	5,688	22,328	20,370
COPT’s share of unconsolidated real estate JVs (1)	1,553	1,513	1,202	1,160	1,154	5,428	4,564
Total Defense/IT Locations	71,487	69,905	72,546	69,133	68,526	283,071	269,616
Regional Office	7,606	7,356	7,367	6,990	6,990	29,319	28,457
Wholesale Data Center	3,162	3,231	3,945	4,698	3,601	15,036	13,845
Other	292	380	465	525	435	1,662	1,813
Cash NOI from real estate operations	82,547	80,872	84,323	81,346	79,552	329,088	313,731
Straight line rent adjustments and lease incentive amortization	(1,488)	235	(1,274)	1,505	(40)	(1,022)	833
Amortization of acquired above- and below-market rents	197	82	73	(40)	(97)	312	(671)
Amortization of below-market cost arrangements	(23)	(23)	(23)	(23)	(56)	(92)	(222)
Lease termination fees, gross	436	841	2,458	521	906	4,256	3,662
Tenant funded landlord assets and lease incentives	754	526	530	396	416	2,206	3,449
Cash NOI adjustments in unconsolidated real estate JVs	81	88	49	59	57	277	254
NOI from real estate operations	$82,504	$82,621	$86,136	$83,764	$80,738	$335,025	$321,036

(1)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Year Ended
			12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	84	7,948	92.9%	92.3%	91.3%	91.2%	92.3%	91.9%	91.7%
NoVA Defense/IT	13	1,993	82.4%	83.9%	88.5%	91.3%	85.8%	86.5%	83.5%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	92.4%	90.9%	90.8%	89.5%	89.8%	90.9%	88.2%
Redstone Arsenal	7	651	99.2%	99.2%	98.4%	98.5%	99.0%	98.8%	98.5%
Data Center Shells (2)	6	964	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	138	13,751	92.6%	92.3%	92.4%	92.6%	92.5%	92.5%	91.7%
Regional Office	7	1,982	88.0%	88.6%	88.9%	88.1%	89.3%	88.4%	88.1%
Core Portfolio Same Properties	145	15,733	92.0%	91.8%	91.9%	92.1%	92.1%	92.0%	91.2%
Other Same Properties	2	157	72.4%	72.1%	72.7%	73.7%	77.2%	72.7%	79.6%
Total Same Properties	147	15,890	91.8%	91.7%	91.7%	91.9%	91.9%	91.8%	91.1%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet	Three Months Ended
			12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	84	7,948	93.0%	92.6%	91.4%	91.1%	92.1%
NoVA Defense/IT	13	1,993	82.4%	82.3%	87.6%	91.7%	91.3%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	92.5%	91.7%	90.9%	90.9%	90.5%
Redstone Arsenal	7	651	99.2%	99.2%	98.6%	98.3%	99.0%
Data Center Shells (2)	6	964	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	138	13,751	92.7%	92.4%	92.3%	92.7%	93.3%
Regional Office	7	1,982	88.1%	88.6%	89.3%	88.3%	89.2%
Core Portfolio Same Properties	145	15,733	92.1%	91.9%	92.0%	92.2%	92.8%
Other Same Properties	2	157	73.0%	72.1%	72.1%	73.7%	77.2%
Total Same Properties	147	15,890	91.9%	91.7%	91.8%	92.0%	92.6%

(1)	Includes office and data center shell properties stably owned and 100% operational since at least 1/1/18.

(2)	Properties owned through an unconsolidated real estate joint venture. See page 34 for additional disclosure.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$63,017	$61,832	$60,051	$61,119	$61,331	$246,019	$242,570
NoVA Defense/IT	13,448	13,551	13,912	14,831	13,879	55,742	53,508
Lackland Air Force Base	14,144	12,074	11,479	10,928	11,200	48,625	46,279
Navy Support	8,135	8,183	8,185	8,155	8,031	32,658	31,927
Redstone Arsenal	3,895	3,868	3,793	3,785	3,696	15,341	14,714
Total Defense/IT Locations	102,639	99,508	97,420	98,818	98,137	398,385	388,998
Regional Office	14,251	15,509	15,018	14,833	15,300	59,611	61,033
Other Properties	753	704	741	760	821	2,958	3,135
Same Properties real estate revenues	$117,643	$115,721	$113,179	$114,411	$114,258	$460,954	$453,166

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$43,176	$41,672	$41,279	$39,380	$40,378	$165,507	$160,960
NoVA Defense/IT	8,619	8,586	9,219	9,539	8,699	35,963	33,169
Lackland Air Force Base	4,868	4,936	4,841	4,972	4,837	19,617	19,392
Navy Support	4,828	4,602	4,899	4,751	4,438	19,080	18,391
Redstone Arsenal	2,295	2,236	2,264	2,321	2,171	9,116	8,672
Data Center Shells (1)	1,214	1,214	1,205	1,219	1,211	4,852	4,818
Total Defense/IT Locations	65,000	63,246	63,707	62,182	61,734	254,135	245,402
Regional Office	6,918	8,163	7,430	7,417	7,500	29,928	30,784
Other Properties	325	381	384	411	455	1,501	1,810
Same Properties NOI	$72,243	$71,790	$71,521	$70,010	$69,689	$285,564	$277,996

(1)     Represents COPT’s share of unconsolidated real estate JV. See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$43,001	$41,841	$41,393	$39,419	$40,126	$165,654	$159,592
NoVA Defense/IT	8,963	8,064	8,771	8,757	8,774	34,555	32,680
Lackland Air Force Base	5,333	5,266	5,161	5,293	5,157	21,053	20,260
Navy Support	4,987	4,808	5,113	4,785	4,508	19,693	18,943
Redstone Arsenal	2,311	2,291	2,359	2,391	2,224	9,352	8,811
Data Center Shells (1)	1,180	1,171	1,160	1,160	1,154	4,671	4,564
Total Defense/IT Locations	65,775	63,441	63,957	61,805	61,943	254,978	244,850
Regional Office	7,606	7,355	7,368	6,990	6,943	29,319	28,314
Other Properties	327	381	456	483	491	1,647	1,930
Same Properties cash NOI	73,708	71,177	71,781	69,278	69,377	285,944	275,094
Straight line rent adjustments and lease incentive amortization	(2,838)	(830)	(1,163)	(173)	(907)	(5,004)	(3,111)
Amortization of acquired above- and below-market rents	197	82	73	(40)	(97)	312	(671)
Amortization of below-market cost arrangements	(23)	(23)	(23)	(23)	(56)	(92)	(222)
Lease termination fees, gross	417	823	285	521	906	2,046	3,231
Tenant funded landlord assets and lease incentives	748	519	522	388	409	2,177	3,421
Cash NOI adjustments in unconsolidated real estate JV (1)	34	42	46	59	57	181	254
Same Properties NOI	$72,243	$71,790	$71,521	$70,010	$69,689	$285,564	$277,996
Percentage change in total Same Properties cash NOI (2)	6.2%					3.9%
Percentage change in Defense/IT Locations Same Properties cash NOI (2)	6.2%					4.1%

(1)	Represents COPT’s share of unconsolidated real estate JV. See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Quarter Ended 12/31/19
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	245	—	63	—	308	3	28	339
Expiring Square Feet	281	—	63	—	344	33	28	404
Vacating Square Feet	36	—	—	—	36	29	—	65
Retention Rate (% based upon square feet)	87.1%	—%	100.0%	—%	89.5%	10.0%	100.0%	83.8%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$4.12	$—	$3.62	$—	$4.02	$0.46	$1.73	$3.80
Weighted Average Lease Term in Years	7.3	—	3.6	—	6.5	1.2	2.1	6.1
Average Rent Per Square Foot
Renewal Average Rent	$29.56	$—	$23.64	$—	$28.34	$26.89	$21.60	$27.78
Expiring Average Rent	$29.58	$—	$23.22	$—	$28.28	$26.86	$19.80	$27.57
Change in Average Rent	(0.1)%	—%	1.8%	—%	0.2%	0.1%	9.1%	0.8%
Cash Rent Per Square Foot
Renewal Cash Rent	$28.71	$—	$23.48	$—	$27.64	$26.86	$22.00	$27.17
Expiring Cash Rent	$32.10	$—	$24.33	$—	$30.50	$26.86	$20.60	$29.66
Change in Cash Rent	(10.6)%	—%	(3.5)%	—%	(9.4)%	—%	6.8%	(8.4)%
Average Escalations Per Year	2.4%	—%	2.7%	—%	2.4%	4.0%	—%	2.3%
New Leases
Development and Redevelopment Space
Leased Square Feet	25	—	—	113	138	20	—	158
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$8.36	$—	$—	$7.24	$7.44	$13.43	$—	$8.21
Weighted Average Lease Term in Years	10.6	—	—	11.7	11.5	16.3	—	12.1
Average Rent Per Square Foot	$34.87	$—	$—	$23.85	$25.85	$89.55	$—	$34.01
Cash Rent Per Square Foot	$33.50	$—	$—	$23.28	$25.14	$85.70	$—	$32.89
Vacant Space (3)
Leased Square Feet	99	20	26	—	144	17	1	162
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$6.40	$13.49	$3.72	$—	$6.89	$12.82	$1.67	$7.46
Weighted Average Lease Term in Years	6.8	5.0	7.2	—	6.6	6.9	3.0	6.6
Average Rent Per Square Foot	$28.79	$42.30	$23.34	$—	$29.66	$35.66	$25.76	$30.25
Cash Rent Per Square Foot	$28.50	$40.12	$21.74	$—	$28.89	$34.39	$25.00	$29.43
Total Square Feet Leased	369	20	89	113	590	40	29	659
Average Escalations Per Year	2.4%	2.8%	2.6%	1.5%	2.2%	2.4%	0.2%	2.2%
Average Escalations Excl. Data Center Shells								2.2%

(1)
Activity is exclusive of owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)	Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)
Year Ended 12/31/19
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	1,172	11	317	276	—	1,776	45	42	1,863
Expiring Square Feet	1,392	217	361	276	—	2,245	137	48	2,430
Vacating Square Feet	219	205	45	—	—	469	93	6	567
Retention Rate (% based upon square feet)	84.2%	5.3%	87.6%	100.0%	—%	79.1%	32.5%	88.4%	76.7%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$2.75	$1.31	$3.30	$0.84	$—	$2.54	$2.49	$1.89	$2.53
Weighted Average Lease Term in Years	4.7	5.3	4.1	1.5	—	4.1	2.7	2.4	4.1
Average Rent Per Square Foot
Renewal Average Rent	$33.95	$31.58	$28.89	$22.19	$—	$31.21	$36.96	$22.38	$31.15
Expiring Average Rent	$34.32	$35.00	$28.98	$21.79	$—	$31.43	$33.66	$20.33	$31.23
Change in Average Rent	(1.1)%	(9.8)%	(0.3)%	1.8%	—%	(0.7)%	9.8%	10.1%	(0.3)%
Cash Rent Per Square Foot
Renewal Cash Rent	$33.68	$32.29	$28.44	$22.18	$—	$30.95	$36.01	$22.41	$30.88
Expiring Cash Rent	$36.27	$38.43	$30.25	$21.91	$—	$32.99	$36.23	$21.34	$32.80
Change in Cash Rent	(7.1)%	(16.0)%	(6.0)%	1.2%	—%	(6.2)%	(0.6)%	5.0%	(5.8)%
Average Escalations Per Year	2.4%	2.5%	2.6%	2.6%	—%	2.4%	2.9%	0.1%	2.4%
New Leases
Development and Redevelopment Space
Leased Square Feet	144	348	—	548	1,164	2,205	20	—	2,225
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$10.06	$2.55	$—	$5.82	$—	$2.51	$13.43	$—	$2.61
Weighted Average Lease Term in Years	7.6	12.0	—	9.0	15.1	12.6	16.3	—	12.6
Average Rent Per Square Foot	$29.35	$41.46	$—	$19.61	$21.64	$24.77	$89.55	$—	$25.36
Cash Rent Per Square Foot	$28.27	$41.46	$—	$18.93	$18.94	$23.10	$85.70	$—	$23.68
Vacant Space (3)
Leased Square Feet	442	122	93	6	—	664	115	5	784
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot (2)	$5.20	$10.07	$5.04	$20.29	$—	$6.22	$10.23	$1.08	$6.77
Weighted Average Lease Term in Years	5.4	8.0	5.9	5.6	—	6.0	8.9	2.3	6.4
Average Rent Per Square Foot	$28.97	$33.25	$24.66	$25.47	$—	$29.12	$34.09	$22.83	$29.81
Cash Rent Per Square Foot	$29.26	$31.93	$24.03	$24.76	$—	$28.98	$32.58	$22.40	$29.46
Total Square Feet Leased	1,759	482	410	830	1,164	4,644	180	47	4,872
Average Escalations Per Year	2.5%	0.3%	2.6%	2.5%	2.3%	2.1%	2.4%	0.4%	2.1%
Average Escalations Excl. Data Center Shells									2.0%

(1)
Activity is exclusive of owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2)	Committed costs include tenant improvements and leasing commissions and exclude free rent concession.

(3)	Vacant space includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

Corporate Office Properties Trust
Lease Expiration Analysis as of 12/31/19 (1)
(dollars and square feet in thousands, except per square foot amounts)

Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)

Core Portfolio
Ft Meade/BW Corridor	895	$30,932	6.2%	$34.48
NoVA Defense/IT	121	3,553	0.7%	29.24
Lackland Air Force Base	250	11,834	2.4%	47.34
Navy Support	150	4,266	0.9%	28.36
Redstone Arsenal	11	261	0.1%	23.41
Regional Office	77	2,533	0.5%	33.03
2020	1,504	53,380	10.7%	35.42
Ft Meade/BW Corridor	1,047	36,571	7.3%	34.92
NoVA Defense/IT	108	3,124	0.6%	29.03
Navy Support	263	7,489	1.5%	28.50
Redstone Arsenal	397	8,800	1.8%	22.17
Regional Office	41	1,310	0.3%	31.97
2021	1,856	57,295	11.5%	30.88
Ft Meade/BW Corridor	800	26,417	5.3%	33.00
NoVA Defense/IT	135	4,524	0.9%	33.42
Navy Support	177	4,639	0.9%	26.23
Redstone Arsenal	33	790	0.2%	23.84
Regional Office	492	16,946	3.4%	34.42
2022	1,637	53,316	10.6%	32.54
Ft Meade/BW Corridor	1,402	49,256	9.8%	35.13
NoVA Defense/IT	144	4,673	0.9%	32.36
Navy Support	183	5,396	1.1%	29.44
Redstone Arsenal	7	167	—%	24.01
Regional Office	139	4,180	0.8%	30.00
2023	1,875	63,672	12.7%	33.94
Ft Meade/BW Corridor	1,178	42,005	8.4%	35.64
NoVA Defense/IT	460	15,228	3.0%	33.07
Navy Support	218	4,402	0.9%	20.22
Redstone Arsenal	75	1,698	0.3%	22.66
Data Center Shells-Unconsolidated JV Properties	546	3,135	0.6%	11.48
Regional Office	146	4,199	0.8%	28.73
2024	2,623	70,666	14.1%	28.13
Thereafter
Consolidated Properties	6,317	197,867	39.6%	30.92
Unconsolidated JV Properties	1,889	4,583	0.9%	12.87
Core Portfolio	17,701	$500,779	100.0%	$29.52

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)

Core Portfolio	17,701	$500,779	99.4%	$29.52
Other Properties	115	2,807	0.6%	24.46
Total Portfolio	17,816	$503,586	100.0%	$31.28
Consolidated Portfolio	15,381	$495,868
Unconsolidated JV Properties	2,435	$7,718

Note: As of 12/31/19, the weighted average lease term was 5.2 years for the core portfolio, 5.1 years for the total portfolio and 4.9 years for the consolidated portfolio.

Wholesale Data Center

Year of Expiration	Critical Load (MW)	Annualized Rental Revenue of Expiring Leases (3)
2020	13.30	$18,539
2021	0.15	413
2022	1.11	2,104
2023	0.25	453
2024	—	10
Thereafter	—	233
	14.81	$21,752

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/19 of 281,966 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration is based on the lease term determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/19 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.

(4)	Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2020 Core Portfolio Quarterly Lease Expiration Analysis as of 12/31/19 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	238	$6,897	1.4%	$28.54
Navy Support	9	124	—%	13.94
Q1 2020	247	7,021	1.4%	28.02
Ft Meade/BW Corridor	364	13,642	2.7%	37.52
NoVA Defense/IT	14	332	0.1%	23.97
Navy Support	16	468	0.1%	29.69
Regional Office	29	924	0.2%	32.21
Q2 2020	423	15,366	3.1%	36.42
Ft Meade/BW Corridor	192	6,762	1.4%	35.18
NoVA Defense/IT	11	334	0.1%	31.04
Navy Support	91	2,562	0.5%	28.01
Regional Office	20	568	0.1%	28.56
Q3 2020	314	10,226	2.1%	32.53
Ft Meade/BW Corridor	100	3,632	0.7%	36.22
NoVA Defense/IT	97	2,887	0.6%	29.80
Lackland Air Force Base	250	11,834	2.4%	47.34
Navy Support	34	1,112	0.2%	32.43
Redstone Arsenal	11	261	0.1%	23.41
Regional Office	28	1,041	0.2%	37.05
Q4 2020	520	20,767	4.2%	39.88

	1,504	$53,380	10.7%	$35.42

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/19.

(2)	A number of our leases are subject to certain early termination provisions. The period of lease expiration is based on the lease term determined in accordance with GAAP.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/19 (ignoring free rent then in effect) multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

(4)	Amounts reported represent the percentage of our core portfolio.

Corporate Office Properties Trust
Top 20 Tenants as of 12/31/19 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$181,898	34.6%	4,409	4.6
Fortune 500 Company		41,255	7.9%	3,744	8.6
General Dynamics Corporation		26,000	4.9%	725	3.9
The Boeing Company		16,810	3.2%	609	1.9
CACI International Inc		13,171	2.5%	339	4.6
Northrop Grumman Corporation		11,617	2.2%	422	2.0
CareFirst Inc.		11,086	2.1%	312	3.1
Booz Allen Hamilton, Inc.		10,957	2.1%	298	1.8
Wells Fargo & Company		6,712	1.3%	176	8.7
AT&T Corporation		6,587	1.3%	317	9.7
University of Maryland		6,428	1.2%	218	5.1
Miles and Stockbridge, PC		5,702	1.1%	160	7.7
Kratos Defense and Security Solutions		5,245	1.0%	131	0.3
Science Applications International Corp.		5,101	1.0%	136	2.3
The Raytheon Company		5,079	1.0%	136	2.5
Jacobs Engineering Group Inc.		5,070	1.0%	165	6.1
Transamerica Life Insurance Company		4,889	0.9%	140	2.0
Peraton Inc.		4,474	0.9%	135	6.9
The MITRE Corporation		3,870	0.7%	118	4.6
Mantech International Corp.		3,834	0.7%	135	4.1
Subtotal Top 20 Tenants		375,785	71.6%	12,825	5.6
All remaining tenants		149,553	28.4%	4,991	4.0
Total/Weighted Average		$525,338	100.0%	17,816	5.1

(1)
Includes Annualized Rental Revenue (“ARR”) in our portfolio of operating office and data center shells and our wholesale data center. For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $7.7 million (see page 34 for additional information).

(2)
Total ARR is the monthly contractual base rent as of 12/31/19, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.

(3)
Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.

(4)
Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 12/31/19, $5.3 million in ARR (or 2.9% of our ARR from the United States Government and 1.0% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

Property	Property Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Price (1)
Quarter Ended 6/30/19
90% interest in DC 15, 16, 17, 18, 19, 20 and 23	Data Center Shells	Northern Virginia	7	1,174	6/20/19	100.0%	$238,500

Quarter Ended 12/31/19
90% interest in DC 21 and 22	Data Center Shells	Northern Virginia	2	297	12/5/2019	100.0%	72,054

Total 2019 Dispositions			9	1,471			$310,554

(1)
We sold a 90% interest in these properties based on an aggregate property value of $345.1 million ($265.0 million on the 6/20/19 transaction and $80.1 million on the 12/5/19 one) and retained a 10% interest in the properties through a newly-formed joint venture. The joint venture obtained $202.5 million in non-recourse mortgage loans on the properties, resulting in additional net proceeds to us of $20.1 million.

Corporate Office Properties Trust
Summary of Development Projects as of 12/31/19 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 1/31/20	as of 12/31/19 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Segment	Location
Fort Meade/BW Corridor:
4600 River Road	College Park, Maryland	102	25%	$30,509	$8,928	$—	3Q 20	3Q 21

Redstone Arsenal:
7500 Advanced Gateway	Huntsville, Alabama	135	100%	19,118	7,195	—	2Q 20	2Q 20
7600 Advanced Gateway	Huntsville, Alabama	126	100%	14,239	2,543	—	2Q 20	2Q 20
100 Secured Gateway	Huntsville, Alabama	250	16%	58,600	25,763	—	2Q 20	2Q 21
8600 Advanced Gateway	Huntsville, Alabama	105	100%	27,680	4,931	—	4Q 20	4Q 20
8000 Rideout Road	Huntsville, Alabama	100	0%	25,200	2,564	—	4Q 20	4Q 21
6000 Redstone Gateway	Huntsville, Alabama	40	79%	9,526	788	—	4Q 20	4Q 21
Subtotal / Average		756	58%	154,363	43,784	—

Data Center Shells:
P2 A	Northern Virginia	230	100%	54,270	46,610	—	1Q 20	1Q 20
Oak Grove A	Northern Virginia	216	100%	48,295	29,420	—	2Q 20	2Q 20
P2 B	Northern Virginia	274	100%	64,636	32,115	—	3Q 20	3Q 20
P2 C	Northern Virginia	230	100%	51,120	18,727	—	1Q 21	1Q 21
Subtotal / Average		950	100%	218,321	126,872	—

NoVA Defense/IT:
NOVA Office C	Chantilly, Virginia	348	100%	106,219	20,870	2,794	2Q 22	2Q 22

Regional Office:
2100 L Street	Washington, DC	190	53%	174,000	126,112	—	2Q 20	2Q 21
Total Under Development		2,346	79%	$683,412	$326,566	$2,794

(1)	Includes properties under, or contractually committed for, development as of 12/31/19.

(2)	Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 12/31/19
(dollars and square feet in thousands)

	Property Segment	Total Rentable Square Feet	% Leased as of 12/31/19	as of 12/31/19 (1)					Actual or Anticipated Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
6950 Columbia Gateway Columbia, Maryland (3)	Ft Meade/BW Corridor	106	80%	$9,778	$15,777	$25,555	$23,276	$22,028	2Q 19	2Q 20

(1)	Cost includes land, development, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as under redevelopment, 85,000 square feet were operational as of 12/31/19.

Corporate Office Properties Trust
Development and Redevelopment Placed in Service as of 12/31/19
(square feet in thousands)

		Total Property		Square Feet Placed in Service						Space Placed in Service % Leased as of 12/31/19
	Property Segment	% Leased as of 12/31/19	Rentable Square Feet	Prior Year	2019
Property and Location					1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total 2019
5801 University Research Court College Park, Maryland	Ft Meade/BW Corridor	100%	71	60	11	—	—	—	11	100%
IN 1 Northern Virginia	Data Center Shells	100%	149	—	149	—	—	—	149	100%
4100 Market Street Huntsville, Alabama	Redstone Arsenal	100%	36	—	21	—	7	8	36	100%
MP 1 Northern Virginia	Data Center Shells	100%	216	—	—	216	—	—	216	100%
DC 23 Northern Virginia (1)	Data Center Shells	100%	149	—	—	149	—	—	149	100%
IN 2 Northern Virginia	Data Center Shells	100%	216	—	—	216	—	—	216	100%
4000 Market Street Huntsville, Alabama	Redstone Arsenal	100%	43	18	—	15	10	—	25	100%
6950 Columbia Gateway Columbia, Maryland	Ft Meade/BW Corridor	80%	106	—	—	10	—	75	85	100%
8800 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	100%	76	—	—	—	—	76	76	100%
Oak Grove B Northern Virginia	Data Center Shells	100%	216	—	—	—	—	216	216	100%
Total Development/Redevelopment Placed in Service		98%	1,278	78	181	606	17	375	1,179	100%

(1)	Subsequent to being placed in service, we sold a 90% interest in this property by contributing it into a newly-formed, unconsolidated joint venture on 6/20/19.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 12/31/19 (1)
(square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	196	2,106
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	341	3,734
NoVA Defense/IT	52	1,618
Lackland AFB	49	785
Navy Support	44	109
Redstone Arsenal (2)	366	3,227
Data Center Shells	53	934
Total Defense/IT Locations	905	10,407
Regional Office	10	900
Total land owned/controlled for future development	915	11,307	$290,571

Other land owned/controlled	43	638	3,412
Land held, net	958	11,945	$293,983

(1)
This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development or redevelopment as detailed on pages 25 and 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”

(2)
This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 33). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years)	Stated Rate	Effective Rate (1)(2)	Gross Debt Balance at
				12/31/19
Debt
Secured debt	4.0	4.06%	4.01%	$214,546
Unsecured debt	3.4	3.93%	4.08%	1,628,261
Total Consolidated Debt	3.5	3.94%	4.07%	$1,842,807

Fixed rate debt (2)	3.7	4.30%	4.22%	$1,618,739
Variable rate debt	3.0	2.99%	3.00%	224,068
Total Consolidated Debt				$1,842,807

Preferred Equity		Redeemable
3.5% Series I Convertible Preferred Units (3)		Jan-20		$8,800

Common Equity (4)
Common Shares				112,069
Common Units				1,289
Total Common Shares and Units				113,358

Closing Common Share Price on 12/31/19				$29.38
Common Equity Market Capitalization				$3,330,458

Total Equity Market Capitalization				$3,339,258

Total Market Capitalization				$5,182,065

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps with notional amounts of $273.6 million that hedge the risk of changes in interest rates on variable rate debt.
(3) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.
(4) Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	10/7/19
Moody’s	Baa3	Stable	11/20/18
Standard & Poor’s	BBB-	Positive	6/21/19

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/19
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$177,000	Mar-23	(1)(2)	7200 & 7400 Redstone Gateway (3)	L + 1.85%		$12,438	$12,132	Oct-20
Senior Unsecured Notes					7740 Milestone Parkway	3.96%		17,352	15,902	Feb-23
3.70% due 2021	3.70%	$300,000	Jun-21		100 & 30 Light Street	4.32%		51,527	47,676	Jun-23
3.60% due 2023	3.60%	350,000	May-23		1000, 1200 & 1100 Redstone
5.25% due 2024	5.25%	250,000	Feb-24		Gateway (3)	4.47%	(4)	32,875	27,649	Jun-24
5.00% due 2025	5.00%	300,000	Jul-25		M-Square:
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			5825 & 5850 University Research
					Court (3)	3.82%		42,086	35,603	Jun-26
Unsecured Bank Term Loans					5801 University Research Court (2)(3)	L + 1.45%		11,200	10,020	Aug-26
2022 Maturity	L + 1.25%	$250,000	Dec-22	(2)	2100 L Street (2)(3)	L + 2.35%		47,068	47,068	Sept-22	(5)
Other Unsecured Debt	0.00%	1,261	May-26		Total Secured Debt	4.06%		$214,546
Total Unsecured Debt	3.93%	$1,628,261

Debt Summary
Total Unsecured Debt	3.93%	$1,628,261
Total Secured Debt	4.06%	214,546
Consolidated Debt	3.94%	$1,842,807
Net discounts and deferred
financing costs		(11,668)
Debt, per balance sheet		$1,831,139

Consolidated Debt		$1,842,807
COPT’s share of unconsolid. JV gross debt (6)		50,250
Gross debt		$1,893,057

(1)	The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	These properties are owned through consolidated joint ventures.

(4)	Represents the weighted average rate of three loans on the properties.

(5)	The loan maturity may be extended by one year, provided certain conditions are met.

(6)	See page 34 for additional disclosure regarding our unconsolidated real estate joint ventures.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/19 (continued)

(1) Revolving Credit Facility maturity of $177.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended				As of and for Three Months Ended
Senior Note Covenants (1)	Required	12/31/19		Line of Credit & Term Loan Covenants (1)	Required	12/31/19
Total Debt / Total Assets	< 60%	37.4%		Total Debt / Total Assets	< 60%	34.0%
Secured Debt / Total Assets	< 40%	4.6%		Secured Debt / Total Assets	< 40%	4.3%
Debt Service Coverage	> 1.5x	4.2x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.6x
Unencumbered Assets / Unsecured Debt	> 150%	271.6%		Unsecured Debt / Unencumbered Assets	< 60%	33.3%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.2x

Debt Ratios	Source			Unencumbered Portfolio Analysis
Gross debt	p. 30	$1,893,057		# of unencumbered properties		147
Adjusted book	p. 37	$5,099,768		% of total portfolio		86%
Net debt / adjusted book ratio		36.8%		Unencumbered square feet in-service		15,532
Net debt plus pref. equity / adj. book ratio		37.0%		% of total portfolio		81%
Net debt	p. 37	$1,877,826		NOI from unencumbered real estate operations		$73,772
Net debt plus preferred equity	p. 37	$1,886,626		% of total NOI from real estate operations		89%
In-place adjusted EBITDA	p. 10	$77,415		Adjusted EBITDA from unencumbered real estate operations		$67,459
Net debt / in-place adjusted EBITDA ratio		6.1	x	% of total adjusted EBITDA from real estate operations		89%
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.1	x	Unencumbered adjusted book		$4,510,643
Denominator for debt service coverage	p. 36	$17,280		% of total adjusted book		88%
Denominator for fixed charge coverage	p. 36	$20,824
Adjusted EBITDA	p. 10	$76,024
Adjusted EBITDA debt service coverage ratio		4.4	x
Adjusted EBITDA fixed charge coverage ratio		3.7	x

(1) The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 12/31/19
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 12/31/19 (1)	NOI for the Year Ended 12/31/19 (1)	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (3 properties)	313	99.6%	99.6%	$1,955	$6,873	$71,411	$53,286	50%
Huntsville, Alabama:
LW Redstone Company, LLC (9 properties)	668	99.6%	100.0%	2,328	8,250	124,901	45,313	85%
Total/Average	981	99.6%	99.9%	$4,283	$15,123	$196,312	$98,599

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	450	$16,504	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	3,983	124,974	—	85%
Washington, DC:
Stevens Place	190	126,603	47,068	95%
Total	4,623	$268,081	$47,068

(1)	Represents NOI of the joint venture operating properties before allocation to joint venture partners.

(2)	Total assets includes the assets of the consolidated joint venture plus any outside investment basis.

(3)	Total assets include $59.4 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 12/31/19
(dollars and square feet in thousands)

Joint venture information	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19 (1)
COPT ownership %	50%	10%
COPT’s investment	$37,816	$14,133
# of Properties	6	9
Square Feet	964	1,471
% Occupied	100%	100%
COPT’s share of annualized rental revenue	$5,619	$2,099

Balance sheet information	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19	Total	COPT’s Share (1)
Operating properties, net	$121,038	$315,427	$436,465	$92,062
Total assets	$135,564	$349,010	$484,574	$102,683
Debt	$59,693	$200,729	$260,422	$49,920
Total liabilities	$59,932	$207,680	$267,612	$50,734

	Three Months Ended 12/31/19				Year Ended 12/31/19
Operating information	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19	Total	COPT’s Share (1)	DC Shell JV formed 7/21/16	DC Shell JV formed 6/20/19	Total	COPT’s Share (1)
Revenue	$2,937	$4,709	$7,646	$1,939	$11,761	$9,537	$21,298	$6,834
Operating expenses	(511)	(504)	(1,015)	(305)	(2,059)	(999)	(3,058)	(1,129)
NOI and EBITDA	2,426	4,205	6,631	1,634	9,702	8,538	18,240	5,705
Interest expense	(533)	(1,585)	(2,118)	(425)	(2,115)	(3,046)	(5,161)	(1,362)
Depreciation and amortization	(1,132)	(2,154)	(3,286)	(781)	(4,529)	(4,392)	(8,921)	(2,703)
Net income	$761	$466	$1,227	$428	$3,058	$1,100	$4,158	$1,640

NOI (per above)	$2,426	$4,205	$6,631	$1,634	$9,702	$8,538	$18,240	$5,705
Tenant funded landlord assets	—	—	—	—	(32)	—	(32)	(16)
Straight line rent adjustments	(66)	(323)	(389)	(67)	(328)	(660)	(988)	(231)
Amortization of acquired above- and below-market rents	—	(142)	(142)	(14)	—	(299)	(299)	(30)
Cash NOI	$2,360	$3,740	$6,100	$1,553	$9,342	$7,579	$16,921	$5,428

(1) This JV acquired seven properties from us on 6/20/19 and an additional two properties on 12/5/19.
(2) Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
NOI from real estate operations (1)
Real estate revenues (2)	$131,968	$130,734	$132,771	$131,990	$130,825	$527,463	$517,253
Property operating expenses (2)	(51,098)	(49,714)	(47,886)	(49,445)	(51,298)	(198,143)	(201,035)
COPT’s share of NOI in unconsolidated real estate JVs (3)	1,634	1,601	1,251	1,219	1,211	5,705	4,818
NOI from real estate operations	82,504	82,621	86,136	83,764	80,738	335,025	321,036
General and administrative expenses	(7,043)	(6,105)	(7,650)	(6,719)	(5,105)	(27,517)	(22,829)
Leasing expenses	(2,293)	(1,824)	(1,736)	(2,032)	(1,976)	(7,885)	(6,071)
Business development expenses and land carry costs	(1,292)	(964)	(870)	(1,113)	(1,425)	(4,239)	(5,840)
NOI from construction contracts and other service operations	985	895	1,297	624	546	3,801	2,533
Equity in (loss) income of unconsolidated non-real estate entities	(2)	(3)	(1)	(1)	1,198	(7)	1,193
Interest and other income	1,917	1,842	1,849	2,286	74	7,894	4,358
Loss on early extinguishment of debt	—	—	—	—	(258)	—	(258)
Interest expense	(16,777)	(17,126)	(18,475)	(18,674)	(18,475)	(71,052)	(75,385)
COPT’s share of interest expense of unconsolidated real estate JVs (3)	(425)	(412)	(264)	(261)	(267)	(1,362)	(1,058)
Income tax benefit (expense)	104	131	176	(194)	190	217	363
FFO - per Nareit (1)	$57,678	$59,055	$60,462	$57,680	$55,240	$234,875	$218,042

Real estate revenues
Lease revenue
Fixed contractual payments	$101,116	$102,389	$104,193	$104,644	$102,900	$412,342	$404,940
Variable lease payments
Lease termination fees	436	841	2,458	521	906	4,256	3,662
Other variable lease payments (4)	29,141	26,231	24,764	25,738	25,790	105,874	103,725
Lease revenue	130,693	129,461	131,415	130,903	129,596	522,472	512,327
Other property revenue	1,275	1,273	1,356	1,087	1,229	4,991	4,926
Real estate revenues	$131,968	$130,734	$132,771	$131,990	$130,825	$527,463	$517,253

Provision for credit losses (recoveries) (2)	$579	$39	$(2)	$70	$39	$686	$339

(1)	Refer to section entitled “Definitions” for a definition of this measure.

(2)	Provision for credit losses is included in real estate revenues in 2019 and property operating expenses in prior periods.

(3)	See page 34 for a schedule of the related components.

(4)	Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	12/31/19	12/31/18
Total interest expense	$16,777	$17,126	$18,475	$18,674	$18,475	$71,052	$75,385
Less: Amortization of deferred financing costs	(541)	(538)	(529)	(528)	(550)	(2,136)	(1,954)
Less: Amortization of net debt discounts, net of amounts capitalized	(382)	(377)	(374)	(370)	(365)	(1,503)	(1,439)
Less: Accum. other comprehensive loss on derivatives amortized to expense	—	(12)	(33)	(34)	(34)	(79)	(135)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	416	403	258	255	260	1,332	1,034
Denominator for interest coverage	16,270	16,602	17,797	17,997	17,786	68,666	72,891
Scheduled principal amortization	1,010	1,107	1,095	1,098	1,079	4,310	4,240
Denominator for debt service coverage	17,280	17,709	18,892	19,095	18,865	72,976	77,131
Capitalized interest	3,467	2,927	2,388	2,004	1,748	10,786	5,929
Preferred unit distributions	77	157	165	165	165	564	660
Denominator for fixed charge coverage	$20,824	$20,793	$21,445	$21,264	$20,778	$84,326	$83,720

Preferred unit distributions	$77	$157	$165	$165	$165	$564	$660
Common share dividends - unrestricted shares and deferred shares	30,724	30,721	30,693	30,685	30,206	122,823	116,285
Common share dividends - restricted shares and deferred shares	102	103	63	68	114	336	462
Common unit distributions - unrestricted units	337	338	365	365	367	1,405	2,498
Common unit distributions - restricted units	22	22	23	20	—	87	—
Total dividends/distributions	$31,262	$31,341	$31,309	$31,303	$30,852	$125,215	$119,905

Common share dividends - unrestricted shares and deferred shares	$30,724	$30,721	$30,693	$30,685	$30,206	$122,823	$116,285
Common unit distributions - unrestricted units	337	338	365	365	367	1,405	2,498
Distributions on dilutive preferred units	77	—	—	—	—	—	—
Dividends and distributions for payout ratios	$31,138	$31,059	$31,058	$31,050	$30,573	$124,228	$118,783

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18
Total assets	$3,854,453	$3,855,369	$3,803,469	$3,775,859	$3,656,005
Accumulated depreciation	1,007,120	979,353	949,111	927,266	897,903
Accumulated depreciation included in assets held for sale	—	1,397	1,397	—	—
Accumulated amort. of real estate intangibles and deferred leasing costs	212,547	212,222	210,183	208,973	204,882
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	4	4	—	—
COPT’s share of liabilities of unconsolidated real estate JVs	50,734	46,061	30,588	30,156	29,917
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	8,164	7,376	6,578	6,012	5,446
Less: Property - operating lease liabilities	(17,317)	(16,686)	(16,640)	(16,619)	—
Less: Property - finance lease liabilities	(702)	(702)	(712)	(716)	(660)
Less: Cash and cash equivalents	(14,733)	(34,005)	(46,282)	(7,780)	(8,066)
Less: COPT’s share of cash of unconsolidated real estate JVs	(498)	(505)	(406)	(377)	(293)
Adjusted book	$5,099,768	$5,049,884	$4,937,290	$4,922,774	$4,785,134

Gross debt (page 30)	$1,893,057	$1,920,179	$1,827,304	$1,919,920	$1,868,504
Less: Cash and cash equivalents	(14,733)	(34,005)	(46,282)	(7,780)	(8,066)
Less: COPT’s share of cash of unconsolidated real estate JVs	(498)	(505)	(406)	(377)	(293)
Net debt	$1,877,826	$1,885,669	$1,780,616	$1,911,763	$1,860,145
Preferred equity	8,800	8,800	8,800	8,800	8,800
Net debt plus preferred equity	$1,886,626	$1,894,469	$1,789,416	$1,920,563	$1,868,945

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of real estate, gain or loss on early extinguishment of debt, net gain or loss on other investments, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs, accounting charges for original issuance costs associated with redeemed preferred shares and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired or placed in service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (defined above) by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Corporate Office Properties Trust
Definitions

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Corporate Office Properties Trust
Definitions

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Development Properties — Properties under, or contractually committed for, development.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating office and data center shell properties stably owned and 100% operational since at least 1/1/18.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Reports Fourth Quarter and Full Year 2019 Results
__________________________________________________________________________

EPS Exceeded Guidance; FFO per Share Achieved Mid-Point of Updated Guidance
Same-Property Cash NOI Growth of 6.2% in 4Q19 and 3.9% for the Full Year Exceeded Guidance

Core Portfolio 93.1% Occupied & 94.6% Leased

1.2 Million SF of 100% Leased Developments Placed into Service During 2019

2.3 Million SF Under Development are 79% Leased
__________________________________________________________________________

Record Leasing Volumes
Total Leasing of 659,000 SF in 4Q and
Record Total Leasing of 4.9 Million SF for the Full Year - 600,000 SF Higher than Prior Record Set in 2010

Development Leasing of 158,000 SF in 4Q19; Record 2.2 Million SF for the Year

U.S. Government Total New Leasing Volume of 586,000 SF During 2019,
Including 164,000 SF of Vacancy Leasing

Strong Vacancy Leasing of 784,000 SF During the Year

Strong Tenant Retention of 84% in 4Q19 Exceeded Guidance; 77% for the Year Met Expectations
__________________________________________________________________________

COLUMBIA, MD February 6, 2020 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the fourth quarter and full year ended December 31, 2019.

Management Comments

Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Fourth quarter and full year FFO per share met the mid-points of our updated guidance ranges, and strong demand throughout our Defense/IT Locations translated into record leasing for new developments, strong vacancy leasing, and near-record leasing with the U.S. Government. Our 2.2 million square feet of development leasing exceeded our prior annual record set in 2012 by 1 million square feet, and we executed 586,000 square feet of development and vacancy leasing with the U.S. Government, our second-best year ever.” He continued, “We believe that this strong leasing achievement, combined with the $357 million of equity raised and the 1.2 million square feet of 100% leased developments placed into service during 2019, position our Company to deliver 1.5%-3.5% FFO per share growth in 2020, and robust FFO growth in 2021.”

i

Financial Highlights

4th Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.38 for the quarter ended December 31, 2019 as compared to $0.16 for the fourth quarter of 2018.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, of $0.49 for the fourth quarter of 2019 equaled fourth quarter 2018 results.

•	FFOPS, as adjusted for comparability, was $0.50 for the fourth quarter of 2019, equal to fourth quarter 2018 results.

Full Year 2019 Financial Results:

•
EPS for the year ended December 31, 2019 was $1.71, which included $105.2 million of gains on the sale of a 90% interest in nine data center shell properties during the year as compared to 2018 EPS of $0.69.

•	Per Nareit’s definition, FFOPS for 2019 was $2.02 as compared to $1.99 for 2018.

•	FFOPS, as adjusted for comparability, for 2019 was $2.03 as compared to $2.01 for 2018.

Adjustments for comparability encompass items such as demolition costs of redevelopment, executive transition costs, and non-comparable professional and legal expenses.

Operating Performance Highlights

Operating Portfolio Summary:

•	At December 31, 2019, the Company’s core portfolio of 168 operating office and data center shell properties was 93.1% occupied and 94.6% leased.

•	During the quarter and the year, the Company placed into service 375,000 and 1.2 million respective square feet that were 100% leased.

Same-Property Performance:

•	At December 31, 2019, COPT’s same-property portfolio of 147 buildings was 91.9% occupied and 93.7% leased.

•	For the quarter and year ended December 31, 2019, the Company’s same-property cash NOI increased 6.2% and 3.9%, respectively, over the prior year’s comparable periods.

Leasing:

•
Total Square Feet Leased: For the quarter ended December 31, 2019, the Company leased 659,000 total square feet, including 339,000 square feet of renewals, 162,000 square feet of new leases on vacant space, and 158,000 square feet in development projects.

For the year ended December 31, 2019, the Company leased 4.9 million total square feet, including 1.9 million square feet of renewals, 784,000 square feet of new leases on vacant space, and 2.2 million square feet in development projects.

•	Renewal Rates: During the quarter and year ended December 31, 2019, the Company respectively renewed 84% and 77% of total expiring square feet.

•
Cash Rent Spreads & Average Escalations on Renewing Leases: For the quarter and year ended December 31, 2019, cash rents on renewed space decreased 8.4% and 5.8%, respectively. For the same time periods, average annual escalations on renewing leases were 2.3% and 2.4%, respectively.

•
Lease Terms: In the fourth quarter, lease terms averaged 6.1 years on renewing leases, 6.6 years on new leasing of vacant space, and 12.1 years on development leasing. For the year, lease terms averaged 4.1 years on renewing leases, 6.4 years on new leasing of vacant space, and 12.6 years on development leasing.

Investment Activity Highlights

Development & Redevelopment Projects:

•
Development Pipeline: At January 31, 2020, the Company’s development pipeline consisted of 13 properties totaling 2.3 million square feet that were 79% leased. These projects have a total estimated cost of $683.4 million, of which $326.6 million has been incurred.

•
Redevelopment: At December 31, 2019, one project was under redevelopment totaling 106,000 square feet that was 80% leased. The Company has invested $23.3 million of the $25.6 million anticipated total cost.

Balance Sheet and Capital Transaction Highlights

•
As of December 31, 2019, the Company’s net debt plus preferred equity to adjusted book ratio was 37.0% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.1x. For the quarter and year ended December 31, 2019, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.7x.

•
As of December 31, 2019, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.07%; additionally, 87.8% of the Company’s debt was subject to fixed interest rates and the consolidated debt portfolio had a weighted average maturity of 3.5 years.

•	During the quarter ended March 31, 2019, the Company issued the remaining 1.6 million common shares under its 2017 forward equity sale agreements for net proceeds of $46.5 million.

•
During the year, the Company sold a 90% interest in nine single-tenant data center shell properties through the Blackstone Real Estate Income Trust, Inc. (“BREIT”)-COPT joint venture formed in June 2019. The Company received a total of $310.6 million of proceeds in 2019, plus an additional $20.1 million in net proceeds associated with the joint venture entering into non-recourse mortgage loans on the properties.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its fourth quarter and year end 2019 conference call, the details of which are provided below. The accompanying slide presentation can be viewed on and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Conference Call Information
Management will discuss fourth quarter and year end 2019 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date: Friday, February 7, 2020
Time: 12:00 p.m. Eastern Time
Telephone Number: (within the U.S.) 855-463-9057
Telephone Number: (outside the U.S.) 661-378-9894
Passcode: 8794749

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be immediately available via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, February 7, through 3:00

p.m. Eastern Time on Friday, February 21. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 8794749.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of December 31, 2019, the Company derived 88% of its core portfolio annualized rental revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 15 buildings owned through unconsolidated joint ventures, COPT’s core portfolio of 168 office and data center shell properties encompassed 19.0 million square feet and was 94.6% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 76.9% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2019.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Revenues
Revenues from real estate operations	$131,968	$130,825	$527,463	$517,253
Construction contract and other service revenues	25,817	7,657	113,763	60,859
Total revenues	157,785	138,482	641,226	578,112
Operating expenses
Property operating expenses	51,098	51,298	198,143	201,035
Depreciation and amortization associated with real estate operations	32,779	36,219	137,069	137,116
Construction contract and other service expenses	24,832	7,111	109,962	58,326
Impairment losses	2	2,367	329	2,367
General and administrative expenses	7,043	5,105	27,517	22,829
Leasing expenses	2,293	1,976	7,885	6,071
Business development expenses and land carry costs	1,292	1,425	4,239	5,840
Total operating expenses	119,339	105,501	485,144	433,584
Interest expense	(16,777)	(18,475)	(71,052)	(75,385)
Interest and other income	1,917	74	7,894	4,358
Gain on sales of real estate	20,761	2,367	105,230	2,340
Loss on early extinguishment of debt	—	(258)	—	(258)
Income before equity in income of unconsolidated entities and income taxes	44,347	16,689	198,154	75,583
Equity in income of unconsolidated entities	426	1,577	1,633	2,697
Income tax benefit	104	190	217	363
Net income	44,877	18,456	200,004	78,643
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(500)	(210)	(2,363)	(1,742)
Preferred units in the OP	(77)	(165)	(564)	(660)
Other consolidated entities	(1,515)	(1,061)	(5,385)	(3,940)
Net income attributable to COPT common shareholders	$42,785	$17,020	$191,692	$72,301

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$42,785	$17,020	$191,692	$72,301
Redeemable noncontrolling interests	33	—	132	—
Amount allocable to share-based compensation awards	(154)	(114)	(623)	(462)
Numerator for diluted EPS	$42,664	$16,906	$191,201	$71,839
Denominator:
Weighted average common shares - basic	111,670	108,528	111,196	103,946
Dilutive effect of share-based compensation awards	293	45	308	134
Dilutive effect of redeemable noncontrolling interests	108	—	119	—
Dilutive effect of forward equity sale agreements	—	—	—	45
Weighted average common shares - diluted	112,071	108,573	111,623	104,125
Diluted EPS	$0.38	$0.16	$1.71	$0.69

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Net income	$44,877	$18,456	$200,004	$78,643
Real estate-related depreciation and amortization	32,779	36,219	137,069	137,116
Impairment losses on real estate	2	2,367	329	2,367
Gain on sales of real estate	(20,761)	(2,367)	(105,230)	(2,340)
Depreciation and amortization on unconsolidated real estate JVs	781	565	2,703	2,256
Funds from operations (“FFO”)	57,678	55,240	234,875	218,042
Noncontrolling interests - preferred units in the OP	(77)	(165)	(564)	(660)
FFO allocable to other noncontrolling interests	(1,436)	(1,011)	(5,024)	(3,768)
Basic and diluted FFO allocable to share-based compensation awards	(243)	(200)	(905)	(851)
Basic FFO available to common share and common unit holders (“Basic FFO”)	55,922	53,864	228,382	212,763
Distributions on dilutive preferred units in the OP	77	—	—	—
Redeemable noncontrolling interests	33	331	132	1,540
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	56,032	54,195	228,514	214,303
Loss on early extinguishment of debt	—	258	—	258
Demolition costs on redevelopment and nonrecurring improvements	104	163	148	462
Executive transition costs	—	371	4	793
Non-comparable professional and legal expenses	195	—	681	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(1)	(13)	(3)	(16)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	56,330	54,974	229,344	215,800
Straight line rent adjustments and lease incentive amortization	1,386	(46)	255	(1,487)
Amortization of intangibles included in net operating income	(174)	153	(221)	893
Share-based compensation, net of amounts capitalized	1,735	1,601	6,728	6,193
Amortization of deferred financing costs	541	550	2,136	1,954
Amortization of net debt discounts, net of amounts capitalized	382	365	1,503	1,439
Accum. other comprehensive loss on derivatives amortized to expense	—	34	79	135
Replacement capital expenditures	(19,862)	(14,848)	(63,789)	(64,784)
Other diluted AFFO adjustments associated with real estate JVs	(68)	(28)	212	121
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$40,270	$42,755	$176,247	$160,264
Diluted FFO per share	$0.49	$0.49	$2.02	$1.99
Diluted FFO per share, as adjusted for comparability	$0.50	$0.50	$2.03	$2.01
Dividends/distributions per common share/unit	$0.275	$0.275	$1.100	$1.100

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2019	December 31, 2018
Balance Sheet Data
Properties, net of accumulated depreciation	$3,340,886	$3,250,626
Total assets	3,854,453	3,656,005
Debt, per balance sheet	1,831,139	1,823,909
Total liabilities	2,105,777	2,002,697
Redeemable noncontrolling interest	29,431	26,260
Equity	1,719,245	1,627,048
Net debt to adjusted book	36.8%	38.9%

Core Portfolio Data (as of period end) (1)
Number of operating properties	168	161
Total net rentable square feet owned (in thousands)	19,016	17,937
% Occupied	93.1%	93.1%
% Leased	94.6%	94.0%

	For the Three Months Ended December 31,				For the Years Ended December 31,
	2019		2018		2019		2018
Payout ratios
Diluted FFO	55.6%		56.4%		54.4%		55.4%
Diluted FFO, as adjusted for comparability	55.3%		55.6%		54.2%		55.0%
Diluted AFFO	77.3%		71.5%		70.5%		74.1%
Adjusted EBITDA fixed charge coverage ratio	3.7	x	3.6	x	3.7	x	3.6	x
Net debt to in-place adjusted EBITDA ratio (2)	6.1	x	6.0	x	N/A		N/A
Net debt plus preferred equity to in-place adjusted EBITDA ratio (3)	6.1	x	6.0	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,071		108,573		111,623		104,125
Weighted average common units	1,228		1,345		1,299		2,468
Redeemable noncontrolling interests	—		1,126		—		936
Dilutive convertible preferred units	176		—		—		—
Denominator for diluted FFO per share and as adjusted for comparability	113,475		111,044		112,922		107,529

(1)	Represents Defense/IT Locations and Regional Office properties.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

(3)
Represents net debt plus the total liquidation preference of preferred equity as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,724	$30,206	$122,823	$116,285
Common unit distributions - unrestricted units	337	367	1,405	2,498
Distributions on dilutive preferred units	$77	$—	$—	$—
Dividends and distributions for payout ratios	$31,138	$30,573	$124,228	$118,783

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income	$44,877	$18,456	$200,004	$78,643
Interest expense	16,777	18,475	71,052	75,385
Income tax benefit	(104)	(190)	(217)	(363)
Depreciation of furniture, fixtures and equipment	438	404	1,834	1,947
Real estate-related depreciation and amortization	32,779	36,219	137,069	137,116
Impairment losses on real estate	2	2,367	329	2,367
Gain on sales of real estate	(20,761)	(2,367)	(105,230)	(2,340)
Adjustments from unconsolidated real estate JVs	1,206	832	4,065	3,314
EBITDAre	75,214	74,196	308,906	296,069
Loss on early extinguishment of debt	—	258	—	258
Net gain on other investments	(1)	(449)	(401)	(449)
Business development expenses	512	661	1,939	3,114
Non-comparable professional and legal expenses	195	—	681	—
Demolition costs on redevelopment and nonrecurring improvements	104	163	148	462
Executive transition costs	—	371	4	793
Adjusted EBITDA	76,024	75,200	$311,277	$300,247
Proforma net operating income adjustment for property changes within period	463	2,052
Change in collectability of deferred rental revenue	928	—
In-place adjusted EBITDA	$77,415	$77,252

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$16,777	$18,475	$71,052	$75,385
Less: Amortization of deferred financing costs	(541)	(550)	(2,136)	(1,954)
Less: Amortization of net debt discounts, net of amounts capitalized	(382)	(365)	(1,503)	(1,439)
Less: Accum. other comprehensive loss on derivatives amortized to expense	—	(34)	(79)	(135)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	416	260	1,332	1,034
Scheduled principal amortization	1,010	1,079	4,310	4,240
Capitalized interest	3,467	1,748	10,786	5,929
Preferred unit distributions	77	165	564	660
Denominator for fixed charge coverage-Adjusted EBITDA	$20,824	$20,778	$84,326	$83,720

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2019	2018	2019	2018
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$11,447	$7,876	$38,047	$37,502
Building improvements	8,826	9,306	26,598	22,977
Leasing costs	2,998	3,800	11,663	9,847
Net (exclusions from) additions to tenant improvements and incentives	(426)	(2,131)	(2,292)	1,577
Excluded building improvements	(2,983)	(3,984)	(10,227)	(7,073)
Excluded leasing costs	—	(19)	—	(46)
Replacement capital expenditures	$19,862	$14,848	$63,789	$64,784

Same Properties cash NOI	$73,708	$69,377	$285,944	$275,094
Straight line rent adjustments and lease incentive amortization	(2,838)	(907)	(5,004)	(3,111)
Amortization of acquired above- and below-market rents	197	(97)	312	(671)
Amortization of below-market cost arrangements	(23)	(56)	(92)	(222)
Lease termination fees, gross	417	906	2,046	3,231
Tenant funded landlord assets and lease incentives	748	409	2,177	3,421
Cash NOI adjustments in unconsolidated real estate JV	34	57	181	254
Same Properties NOI	$72,243	$69,689	$285,564	$277,996

	December 31, 2019	December 31, 2018
Reconciliation of total assets to adjusted book
Total assets	$3,854,453	$3,656,005
Accumulated depreciation	1,007,120	897,903
Accumulated amortization of real estate intangibles and deferred leasing costs	212,547	204,882
COPT’s share of liabilities of unconsolidated real estate JVs	50,734	29,917
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	8,164	5,446
Less: Property - operating lease liabilities	(17,317)	—
Less: Property - finance lease liabilities	(702)	(660)
Less: Cash and cash equivalents	(14,733)	(8,066)
Less: COPT’s share of cash of unconsolidated real estate JVs	(498)	(293)
Adjusted book	$5,099,768	$4,785,134

Reconciliation of debt outstanding to net debt and net debt plus preferred equity
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,893,057	$1,868,504
Less: Cash and cash equivalents	(14,733)	(8,066)
Less: COPT’s share of cash of unconsolidated real estate JVs	(498)	(293)
Net debt	$1,877,826	$1,860,145
Preferred equity	8,800	8,800
Net debt plus preferred equity	$1,886,626	$1,868,945